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EXHIBIT 4.1(b)

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIDAX INC.", CHANGING ITS NAME FROM "DIDAX INC." TO
"CROSSWALK.COM, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1999, AT 9 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                             /s/ EDWARD J. FREEL
                                     [SEAL] ------------------------------------
                                             Edward J. Freel, Secretary of State

2703861 8100                                 AUTHENTICATION: 9749367

991192180                                              DATE: 05-18-99

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                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

       The undersigned, being an Authorized Officer of DIDAX INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of DIDAX INC. on January 26, 1999, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof at the annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows (in relevant part):

       RESOLVED that the following items be presented to the stockholders for vote at the Annual Stockholders Meeting to be held Wednesday, May 5, 1999:

       2. Proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Crosswalk.com, Inc., as herein adopted by the Board of Directors;

       * * * *

       4. Proposal to amend the Company's Certificate of Incorporation to provide for an authorized class of Preferred Stock, consisting of five million shares of Preferred Stock, par value $.001 per share, with rights, preferences and designation of such shares to be determined by the Company's Board of Directors;

       * * * *

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

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FOURTH: That pursuant to said resolution of said corporation's Board of
Directors and said vote of said corporation's stockholders, paragraph one (1) of the Certificate of Incorporation of this corporation is amended so that, as amended, it shall be and read as follows:

       "1.    The name of the Corporation is CROSSWALK.COM, INC."

FIFTH: That pursuant to said resolution of said corporation's Board of Directors and said vote of said corporation's stockholders, paragraph four (4) of the Certificate of Incorporation of this corporation shall be and hereby is amended so that, as amended, it shall be and read as follows:

       "4. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty million (20,000,000) shares of Common Stock with a par value of $0.01 per share, and five million (5,000,000) shares of Preferred Stock with a par value of $.001 per share, with rights, preferences and designation of such shares to be determined by the Corporation's Board of Directors."

SIXTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

       IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by William M. Parker, an Authorized Officer, this twelfth day of May, 1999.



By:    /s/ WILLIAM M. PARKER
       --------------------------------
       (Authorized Officer)
Name:  William M. Parker
Title: President and Chief Executive Officer



                                             Attest: /s/ GARY A. STRUZIK
                                                     ---------------------------------------
                                             Name:   Gary A. Struzik
                                             Title:  Secretary and Chief Financial Officer